EXHIBIT 99.1

Kosmos Energy Announces Secondary Public Offering of Common Shares and Share Repurchase

DALLAS--(BUSINESS WIRE)—November 26, 2018-- Kosmos Energy Ltd. (“Kosmos”) (NYSE: KOS) announced today that funds affiliated with Warburg Pincus LLC (“Warburg Pincus” or the “Selling Shareholder”), have agreed to sell an aggregate of 15 million of Kosmos’s common shares in a registered underwritten public offering (the “Offering”). The Selling Shareholder expects to grant the underwriter an option to purchase up to an additional 2.25 million common shares on the same terms and conditions, exercisable within 30 days. Kosmos will not receive any of the proceeds from the sale of the common shares. Barclays is acting as the underwriter of the Offering.

In addition, Kosmos announced that it has agreed to repurchase 35 million of Kosmos’s common shares from Warburg Pincus in a separate, privately negotiated Share Repurchase Agreement (the “Share Repurchase”) at a price equal to the price per share that the Selling Shareholder will receive from its sale of Kosmos’s common stock to the underwriter of the Offering. The Company intends to fund the Share Repurchase with cash on hand and other available sources of liquidity. Although the Share Repurchase will be conditioned upon, among other things, the closing of the Offering, the closing of the Offering will not be conditioned upon the closing of the Share Repurchase. The Share Repurchase has been unanimously approved by disinterested members of the Company’s Board of Directors who are not affiliated with the Selling Shareholder.

Andrew G. Inglis, chairman and chief executive officer, said: “We are very pleased to come to an agreement with Warburg to help facilitate and accelerate a significant reduction in their position. We were able to take advantage of this unique opportunity and our strong balance sheet to re-purchase shares at an attractive price. In addition, this transaction further broadens our shareholder register and increases the company’s free float.”

The Offering is being made pursuant to an effective shelf registration statement, including a prospectus, filed by Kosmos with the U.S. Securities and Exchange Commission (the “SEC”) on August 28, 2018. Before you invest, you should read the prospectus in that registration statement and other documents Kosmos has filed with the SEC for more complete information about Kosmos and the Offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus and a prospectus supplement, when available, may be obtained from Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (Tel: 1-888-603-5847) or by e-mailing Barclaysprospectus@broadridge.com.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kosmos Energy

Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused along the Atlantic Margin. Our key assets include production offshore Ghana, Equatorial Guinea and U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable exploration program balanced between proven basin short-cycle exploration (Equatorial Guinea and U.S. Gulf of Mexico), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d’Ivoire, Namibia and Sao Tome and Principe). As an ethical and transparent company, Kosmos is committed to doing things the right way. The company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Kosmos Energy Ltd.

Kosmos Energy Ltd.
Investor Relations

Jamie Buckland, +44 (0) 203 954 2831
jbuckland@kosmosenergy.com

or

Rhys Williams +1-214-445-9693
rwilliams@kosmosenergy.com

or

Media Relations

Thomas Golembeski, +1-214-445-9674
tgolembeski@kosmosenergy.com

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